FRELII, INC.

SHARE AND WARRANT PURCHASE AGREEMENT

This SHARE AND WARRANT PURCHASE AGREEMENT (this “Agreement’) is made as of July __, 2018, by and between Frelii, Inc., a Nevada corporation, with a business address of 18100 Von Karman Ave. Suite 85, Irvine, CA 92612 (the “Company”), and _________________________, with a business address of ______________________________ (the “Investor”).

RECITALS

A. The Company is currently in need of funds to help finance its operations.

B. The Investor is willing to advance funds to the Company in exchange for the issuance to them of (i) shares of the Company’s common stock, and (ii) certain warrants to purchase shares of the Company’s common stock, all as provided in this Agreement.

NOW THEREFORE, the parties hereby agree as follows:

1. PURCHASE AND SALE OF NOTES AND WARRANTS

1.1 Share Purchase. Subject to the terms and conditions of this Agreement, the Company agrees to sell to the Investor, and the Investor agrees to purchase from the Company, and aggregate of ______________________(____________) shares of common stock (the “Shares”).

1.2 Warrant Issuance. Subject to the terms and conditions of this Agreement and in consideration of Investor’s commitment to pay the Purchase Price (as defined below), the Company further agrees to issue to the Investor a warrant to purchase up to __________________(___________) shares of the Company’s common stock, par value $0.001 per share (“Warrant Stock”), at $1.50 per share, in the form attached hereto as Exhibit A (the “Warrant”).

1.3 Purchase Price. The aggregate purchase price of the Shares and Warrant is $___________________ (the “Purchase Price”)

2. CLOSING. The purchase and sale of the Shares and the Warrants will take place at the offices of the Company, on July ___, 2018, or at such other time and place as the Company and the Investor mutually agree upon (which time and place are referred to as the “Closing”). At the Closing, the Investor will deliver to the Company payment in full for the Shares and the Warrant at the Closing by (i) a check payable to the Company’s order. (ii) wire transfer of funds to the Company or (iii) any combination of the foregoing. At the Closing, the Company will deliver to the Investor certificates representing the Shares and a duly executed Warrant.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Investor that the statements in the following paragraphs of this Section 3 are all true and complete as of immediately prior to the closing:

3.1 Organization, Good Standing, and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties. The Company has all requisite corporate power and authority to own its properties, to carry on its business as now conducted, and to enter into and perform its obligations under this Agreement and the agreements and instruments contemplated by it.

3.2 Authorization. All corporate actions on the part of the Company necessary for the authorization, execution and delivery of this Agreement, and the performance of all obligations of the Company hereunder, and the authorization, issuance and delivery of the Shares and Warrant has been taken or will be taken prior to the relevant Closing. This Agreement, and the Warrant, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.3 Valid Issuance. The Shares, the Warrant and the Common Stock issued upon the exercise thereof, when issued, sold, and delivered in accordance with the terms of the Warrant, will be duly and validly issued, fully paid and non-assessable and, based in part upon the representations of the Investor in this Agreement, will be issued in compliance with all applicable federal and state securities laws.

3.4 Compliance with Other Instruments. The Company is not in violation or default of any provisions of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound. The execution, delivery and performance of the Agreement, the consummation of the transactions contemplated hereby and the authorization, issuance and delivery of the Shares and the Warrant will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract, or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company.

4. REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF INVESTOR. In connection with the transactions provided for herein, the Investor hereby represents and warrants to the Company that:

4.1 Authorization. This Agreement constitutes such Investor’s valid and legally binding obligation, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

4.2 Purchase Entirely for Own Account. Such Investor acknowledges that this Agreement is made with such Investor in reliance upon such Investor’s representation to the Company that the securities will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to the securities. Such Investor represents that it has full power and authority to enter into this Agreement.

4.3 Disclosure of Information. Investor is aware of the Company’s business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the securities. Investor acknowledges that during the course of this transaction and before deciding to acquire the securities, Investor has been provided with financial and other written information about the Company. Investor has been given the opportunity by the Company to obtain any information and ask questions concerning the Company, the securities, and Investor’s investment that Investor felt necessary; and to the extent Investor availed himself of that opportunity, Investor has received satisfactory information and answers.

4.4 Investment Experience. Such Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the securities. If other than an individual, such Investor also represents it has not been organized solely for the purpose of acquiring the securities.

4.5 Accredited Investor. Such Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission (“SEC”), as presently in effect.

4.6 Restricted Securities. Such Investor understands that the securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the “Act”), only in certain limited circumstances. Such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

4.7 Relationship to Company; Experience. Such Investor either has a preexisting business or personal relationship with the Company or any of its officers, directors or controlling persons or, by reason of Investor’s business or financial experience has the capacity to protect Investor’s own interests in connection with Investor’s acquisition of the securities to be issued to Investor hereunder. Investor has such knowledge and experience in financial, tax and business matters to enable Investor to utilize the information made available to Founder in connection with the acquisition of the securities to evaluate the merits and risks of the prospective investment and to make an informed investment decision with respect thereto.

4.8 Investor’s Liquidity. In reaching the decision to invest in the securities, Investor has carefully evaluated Investor’s financial resources and investment position and the risks associated with this investment, and Investor acknowledges that Investor is able to bear the economic risks of the investment. Investor (i) has adequate means of providing for Investor’s current needs and possible personal contingencies, (ii) has no need for liquidity in Investor’s investment, (iii) is able to bear the substantial economic risks of an investment in the securities for an indefinite period, and (iv) at the present time, can afford a complete loss of such investment. Investor’s commitment to investments which are not readily marketable is not disproportionate to Investor’s net worth and Investor’s investment in the securities will not cause Investor’s overall commitment to become excessive.

4.9 Offer and Sale. Investor understands that the offer and sale of the securities have not been registered under the Securities Act in reliance upon exemption therefrom. Investor was not offered or sold the securities, directly or indirectly, by means of any form of general solicitation or general advertisement, including the following: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; or (ii) any seminar or meeting whose attendees had been invited by general solicitation or general advertising.

4.10 Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 4 and:

(i) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

(ii) Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if requested by the Company, the Investor shall have furnished the Company with an opinion of counsel, satisfactory to the Company, that such disposition will not require registration of such shares under the Act.

4.8 Legends. It is understood that the securities may bear the following legends in addition to any legends required by the laws of any State in which such securities are issued:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.”

“THESE SECURITIES ARE SUBJECT TO THE TERMS OF ONE OR MORE AGREEMENTS BY AND AMONG THE COMPANY AND CERTAIN HOLDERS OF THE COMPANY’S SECURITIES. COPIES OF SUCH AGREEMENTS MAY BE OBTAINED FROM THE COMPANY. BY ACCEPTING ANY INTEREST IN THESE SECURITIES, THE PERSON OR ENTITY ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BE BOUND BY ALL THE PROVISIONS OF SAID AGREEMENTS.”

5. CONDITIONS TO CLOSING.

5.1 Conditions to Investor’s Obligations. The obligations of the Investor under Section 2 of this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent to such waiver, which consent may be given by written or email communication to the Company, its counsel or to special counsel to the Investor:

(i) Each of the representations and warranties of the Company contained in Section 3 shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing; and

(ii) the Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

(iii) The Company and the Investor shall have executed this Agreement, and the Warrant.

(iii) The Company shall have received payment of the Purchase Price from the Investor.

5.2 Conditions to Company’s Obligations. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment or waiver on or before the Closing of the following condition by such Investor:

(i) Each of the representations and warranties of such Investor contained in Section 4 shall be true and correct on the date of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing;

(ii) Such Investor shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein; and

(iii) The Company and each of the Investor shall have executed this Agreement, the Shares and the Warrant.

6. GENERAL PROVISIONS

6.1 Survival of Warranties. The representations, warranties and covenants of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company, as the case may be.

6.2 Expenses. Each party hereto shall pay his own expenses incurred (including, without limitation, the fees of counsel) on his behalf in connection with this Agreement or any transactions contemplated by this Agreement.

6.3 Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior and contemporaneous written or oral communications or agreements between the Company and Investor regarding the subject matter hereof and no amendment or addition hereto shall be deemed effective unless agreed to in writing by the parties hereto.

6.4 Waivers. No waiver of any provision of this Agreement or any rights or obligations of any party hereunder shall be effective, except pursuant to a written instrument signed by the party or parties waiving compliance, and any such waiver shall be effective only in the specific instance and for the specific purpose stated in such writing.

6.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

6.6 Attorneys’ Fees. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

6.7 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

6.8 Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, without reference to principles of conflict of laws or choice of laws.

6.9 Further Assurances. From and after the date of this Agreement, upon the request of the Investor or the Company, the Company and the Investor shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement

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IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

COMPANY:

FRELII, INC.

By:
Ian Jenkins
Chief Executive Officer

INVESTOR:

By:
Name:
Title: